Barnes Group Inc. / 1

Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010
NEWS RELEASE

BARNES GROUP INC. REPORTS
SECOND QUARTER 2014 FINANCIAL RESULTS

▪	Net Sales of $322 million, up 20%; Organic Sales up 6%

▪	Operating Margin of 14.1%; Adjusted Operating Margin of 15.4%, up 190 bps

▪	Diluted EPS from Continuing Operations of $0.54;
Adjusted Diluted EPS from Continuing Operations of $0.59, up 26%

▪	2014 EPS from Continuing Operations Guidance Increased to $2.03 to $2.13 per diluted share;
On an Adjusted Basis, $2.23 to $2.33 per diluted share, up 22% to 27%

BRISTOL, Conn., July 25, 2014 - Barnes Group Inc. (NYSE: B), an international industrial and aerospace manufacturer and service provider, today reported financial results for the second quarter 2014. Net sales of $322.1 million were up 20% from $267.4 million in the second quarter of 2013, driven by the sales contribution from the recently acquired Männer business and organic sales growth of 6%. Income from continuing operations for the second quarter was $30.2 million, or $0.54 per diluted share, compared to $0.17 in the prior year period. On an adjusted basis, income from continuing operations was $0.59 per diluted share, up 26% from $0.47 a year ago. Second quarter 2014 adjusted diluted earnings from continuing operations exclude the impact of Männer short-term purchase accounting adjustments of $1.9 million pre-tax, or $0.02 per diluted share, and costs related to the close of production operations at Associated Spring’s Saline, Michigan facility which were $2.3 million pre-tax, or $0.03 per diluted share. For the second quarter 2013, adjusted diluted earnings from continuing operations excludes a tax charge of $16.6 million, or $0.30 per diluted share, associated with the April 2013 U.S. Tax Court’s unfavorable decision arising out of an IRS audit for the tax years 2000 through 2002.
In the second quarter of 2013, the Company’s income from discontinued operations was $200.1 million, which includes both the gain on sale of Barnes Distribution North America (“BDNA”), and net operating results for BDNA during the period.
A table reconciling 2013 and 2014 non-GAAP adjusted results presented in this release to our GAAP results is included at the end of this press release.
“Barnes Group delivered strong second quarter performance and our view of 2014 continues to be very positive,” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc. “Our primary end-markets remain favorable, and the recent acquisitions of Männer and Synventive delivered excellent results. This quarter’s financial performance, coupled with the new Aerospace component repair program, allows us to increase our 2014 full-year outlook,” added Dempsey.

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($ millions; except per share data)	Three months ended June 30,					Six months ended June 30,
Unaudited	2014	2013	Change			2014	2013	Change
Net Sales	$322.1	$267.4	$54.7	20.4%		$634.2	$530.9	$103.2	19.4%
Operating Income	$45.4	$36.1	$9.2	25.5%		$80.5	$61.1	$19.4	31.8%
% of Sales	14.1%	13.5%		0.6	pts.	12.7%	11.5%		1.2	pts.
Income from Continuing Operations	$30.2	$9.2	$21.0	NM		$53.0	$24.6	$28.4	NM
Net Income	$30.2	$209.3	$(179.1)	(85.6)%		$53.0	$222.8	$(169.8)	(76.2)%
Income from Continuing Operations Per Diluted Share	$0.54	$0.17	$0.37	NM		$0.95	$0.45	$0.50	NM
Income from Discontinued Operations Per Diluted Share	$—	$3.65	$(3.65)	NM		$—	$3.59	$(3.59)	NM
Net Income Per Diluted Share	$0.54	$3.82	$(3.28)	(85.9)%		$0.95	$4.04	$(3.09)	(76.5)%
NM = Not Meaningful

Industrial

•
Second quarter 2014 sales were $212.8 million, up 25% from $170.6 million in the same period last year. The Männer business, acquired in October 2013, provided $35.7 million of the sales increase while favorable foreign exchange provided $2.7 million. Industrial’s organic sales were 2.2% over the prior year period.

•
Operating profit of $28.8 million in the second quarter was up 37% from $20.9 million from the prior year period. Operating profit benefited from the contribution of Männer and higher organic sales, and was partially offset by unfavorable pricing, $2.3 million of pre-tax restructuring charges related to the closure of production operations at a facility in Saline, Michigan and $1.9 million of pre-tax Männer short-term purchase accounting adjustments.  Excluding the Saline closure costs and acquisition related expenses, adjusted operating profit was $32.9 million, up 57%. Adjusted operating margin was 15.5%, up 320 bps from last year’s operating margin of 12.3%.

Aerospace

•
Second quarter 2014 sales were $109.3 million, up 13% from $96.8 million in the same period last year. Sales increases in the original equipment manufacturing ("OEM") and aftermarket repair and overhaul ("MRO") businesses were partially offset by lower sales in the spare parts business.

•
Operating profit of $16.6 million for the second quarter of 2014 was up 9% from the prior year period of $15.2 million. Operating profit benefited from the contributions of increased sales in the OEM and MRO businesses, partially offset by increased employee related costs and reduced profits from lower spare parts sales. Operating margin was 15.2%, down 50 bps from last year’s operating margin of 15.7%.

•	Aerospace backlog was $526 million at the end of the second quarter, down 5% from the first quarter of 2014.

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Additional Information

•	Interest expense decreased $0.4 million to $2.8 million in 2014.

•
The Company's effective tax rate from continuing operations for the second quarter of 2014 was 27.7% compared with 71.6% in the second quarter of 2013 and 32.8% for the full year 2013. Included in the second quarter and full year 2013 income tax is a charge of approximately $16 million associated with the April 2013 U.S. Tax Court’s unfavorable decision. Excluding this charge, the full year 2013 adjusted effective tax rate was 17.5%. The effective tax rate increase in 2014 over the adjusted full year 2013 rate is due to a projected mix of earnings attributable to higher-taxing jurisdictions, the expiration of certain tax holidays, and the increase in planned repatriation of a portion of current foreign earnings to the U.S.

2014 Updated Outlook
Barnes Group now expects 2014 total revenue to grow 15% to 17%, 5% to 7% on an organic basis, and forecasts adjusted operating margins in the range of 15.0% to 15.5%. GAAP earnings from continuing operations are expected to be in the range of $2.03 to $2.13 per diluted share. Excluding Männer short-term purchase accounting adjustments and the Saline closure costs, adjusted diluted earnings per share from continuing operations are anticipated to be in the range of $2.23 to $2.33, up 22% to 27% from 2013’s adjusted diluted earnings per share of $1.83. Further, the Company continues to expect capital expenditures of approximately $60 million and cash conversion to be approximately 100% of net income.
Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss second quarter 2014 results at 8:30 a.m. EDT today, July 25, 2014. A webcast of the live call and an archived replay will be available on the Barnes Group investor relations link at www.BGInc.com. The conference is also available by direct dial at (888) 713-4211 in the U.S. or (617) 213-4864 outside of the U.S. (request the Barnes Group Earnings Call), Participant Code: 15964672.

In addition, the call will be recorded and available for playback until Friday, August 1, 2014 by dialing (617) 801-6888; Passcode: 94416179.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE: B) is an international industrial and aerospace manufacturer and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group’s approximately 4,300 dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

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Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: difficulty maintaining relationships with employees, including unionized employees, customers, distributors, suppliers, business partners or governmental entities; potential strikes or work stoppages; difficulties leveraging market opportunities; changes in market demand for our products and services; rapid technological and market change; the ability to protect intellectual property rights; introduction or development of new products or transfer of work; higher risks in international operations and markets; the impact of intense competition; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The risks and uncertainties described in our periodic filings with the SEC include, among others, uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including insourcing decisions, material changes, production schedules and volumes of specific programs; the impact of government budget and funding decisions; changes in raw material or product prices and availability; integration of acquired businesses including the Männer business; restructuring costs or savings including those related to the closure of production operations at the Company’s facility in Saline, Michigan; the continuing impact of strategic actions, including acquisitions, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies and uninsured claims; future repurchases of common stock; future levels of indebtedness; and numerous other matters of a global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

# # #

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Net sales	$322,074	$267,394	20.4	$634,173	$530,940	19.4

Cost of sales	211,705	177,411	19.3	426,261	355,127	20.0
Selling and administrative expenses	64,988	53,834	20.7	127,406	114,708	11.1
	276,693	231,245	19.7	553,667	469,835	17.8
Operating income	45,381	36,149	25.5	80,506	61,105	31.8

Operating margin	14.1%	13.5%		12.7%	11.5%

Interest expense	2,804	3,241	(13.5)	6,123	7,598	(19.4)
Other expense (income), net	792	495	60.0	1,027	1,462	(29.8)
Income from continuing operations before income taxes	41,785	32,413	28.9	73,356	52,045	40.9
Income taxes	11,557	23,218	(50.2)	20,375	27,417	(25.7)
Income from continuing operations	30,228	9,195	NM	52,981	24,628	NM

Income from discontinued operations, net of income taxes	—	200,132	NM	—	198,171	NM
Net income	$30,228	$209,327	(85.6)	$52,981	$222,799	(76.2)
Common dividends	$5,966	$5,277	13.1	$11,937	$10,720	11.4

Per common share:

Basic:
Income from continuing operations	$0.55	$0.18	NM	$0.97	$0.46	NM
Income from discontinued operations, net of income taxes	—	3.72	NM	—	3.65	NM
Net income	$0.55	$3.90	(85.9)	$0.97	$4.11	(76.4)

Diluted:
Income from continuing operations	$0.54	$0.17	NM	$0.95	$0.45	NM
Income from discontinued operations, net of income taxes	—	3.65	NM	—	3.59	NM
Net income	$0.54	$3.82	(85.9)	$0.95	$4.04	(76.5)

Dividends	0.11	0.10	10.0	0.22	0.20	10.0

Weighted average common shares outstanding:
Basic	54,740,750	53,738,051	1.9	54,695,865	54,230,272	0.9
Diluted	55,927,881	54,809,896	2.0	55,950,467	55,135,892	1.5
NM - Not Meaningful

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2014	2013	% Change		2014	2013	% Change
Net sales
Industrial	$212,768	$170,560	24.7		$416,656	$336,062	24.0
Aerospace	109,310	96,834	12.9		217,521	194,878	11.6
Intersegment sales	(4)	—	NM		(4)	—	NM
Total net sales	$322,074	$267,394	20.4		$634,173	$530,940	19.4

Operating profit
Industrial	$28,765	$20,923	37.5		$48,140	$35,532	35.5
Aerospace	16,616	15,226	9.1		32,366	25,573	26.6
Total operating profit	$45,381	$36,149	25.5		$80,506	$61,105	31.8

Operating margin			Change				Change
Industrial	13.5%	12.3%	120	bps.	11.6%	10.6%	100	bps.
Aerospace	15.2%	15.7%	(50)	bps.	14.9%	13.1%	180	bps.
Total operating margin	14.1%	13.5%	60	bps.	12.7%	11.5%	120	bps.
NM - Not Meaningful

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$62,240	$70,856
Accounts receivable	298,020	258,664
Inventories	217,196	211,246
Deferred income taxes	16,013	18,226
Prepaid expenses and other current assets	19,950	18,204
Total current assets	613,419	577,196

Deferred income taxes	32	2,314
Property, plant and equipment, net	306,612	302,558
Goodwill	640,585	649,697
Other intangible assets, net	591,747	534,293
Other assets	62,229	57,615
Total assets	$2,214,624	$2,123,673

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$12,265	$1,074
Accounts payable	101,380	88,721
Accrued liabilities	174,278	154,514
Long-term debt - current	56,706	56,009
Total current liabilities	344,629	300,318

Long-term debt	501,945	490,341
Accrued retirement benefits	90,072	80,884
Deferred income taxes	88,996	94,506
Other liabilities	15,283	16,210

Total stockholders' equity	1,173,699	1,141,414
Total liabilities and stockholders' equity	$2,214,624	$2,123,673

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2014	2013
Operating activities:
Net income	$52,981	$222,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,515	31,110
Amortization of convertible debt discount	731	1,173
Loss on disposition of property, plant and equipment	78	56
Stock compensation expense	4,108	14,348
Withholding taxes paid on stock issuances	(806)	(753)
Gain on the sale of businesses	—	(313,477)
Changes in assets and liabilities, net of the effects of divestitures:
Accounts receivable	(39,359)	(17,951)
Inventories	(6,409)	(8,026)
Prepaid expenses and other current assets	(3,204)	250
Accounts payable	12,796	7,620
Accrued liabilities	2,934	132,508
Deferred income taxes	1,307	(10,066)
Long-term retirement benefits	(4,326)	(166)
Other	1,567	6,061
Net cash provided by operating activities	64,913	65,486

Investing activities:
Proceeds from disposition of property, plant and equipment	474	160
(Payments for) proceeds from the sale of businesses	(1,181)	541,032
Capital expenditures	(25,802)	(20,419)
Component Repair Program payments	(41,000)	—
Other	(858)	(1,748)
Net cash (used) provided by investing activities	(68,367)	519,025

Financing activities:
Net change in other borrowings	11,186	9,092
Payments on long-term debt	(78,467)	(478,005)
Proceeds from the issuance of long-term debt	90,383	65,500
Payment of assumed liability to Otto Männer Holding AG	(19,796)	—
Proceeds from the issuance of common stock	9,395	3,763
Common stock repurchases	(8,389)	(61,432)
Dividends paid	(11,937)	(10,720)
Excess tax benefit on stock awards	2,671	632
Other	(137)	(111)
Net cash used by financing activities	(5,091)	(471,281)

Effect of exchange rate changes on cash flows	(71)	(2,188)
(Decrease) increase in cash and cash equivalents	(8,616)	111,042

Cash and cash equivalents at beginning of period	70,856	86,356
Cash and cash equivalents at end of period	$62,240	$197,398

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2014	2013
Free cash flow:
Net cash provided by operating activities	$64,913	$65,486
Capital expenditures	(25,802)	(20,419)
Free cash flow (1)	$39,111	$45,067

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2014	2013	% Change		2014	2013	% Change
SEGMENT RESULTS
Operating Profit - Industrial Segment (GAAP)	$28,765	$20,923	37.5		$48,140	$35,532	35.5
Männer short-term purchase accounting adjustments	1,881	—			6,782	—
Restructuring charges	2,302	—			5,052	—
CEO transition costs	—	—			—	6,589
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (1)	$32,948	$20,923	57.5		$59,974	$42,121	42.4

Operating Margin - Industrial Segment (GAAP)	13.5%	12.3%	120	bps.	11.6%	10.6%	100	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (1)	15.5%	12.3%	320	bps.	14.4%	12.5%	190	bps.

Operating Profit - Aerospace Segment (GAAP)	$16,616	$15,226	9.1		$32,366	$25,573	26.6
CEO transition costs	—	—			—	3,903
Operating Profit - Aerospace Segment as adjusted (Non-GAAP) (1)	$16,616	$15,226	9.1		$32,366	$29,476	9.8

Operating Margin - Aerospace Segment (GAAP)	15.2%	15.7%	(50)	bps.	14.9%	13.1%	180	bps.
Operating Margin - Aerospace Segment as adjusted (Non-GAAP) (1)	15.2%	15.7%	(50)	bps.	14.9%	15.1%	(20)	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$45,381	$36,149	25.5		$80,506	$61,105	31.8
Männer short-term purchase accounting adjustments	1,881	—			6,782	—
Restructuring charges	2,302	—			5,052	—
CEO transition costs	—	—			—	10,492
Operating Income as adjusted (Non-GAAP) (1)	$49,564	$36,149	37.1		$92,340	$71,597	29.0

Operating Margin (GAAP)	14.1%	13.5%	60	bps.	12.7%	11.5%	120	bps.
Operating Margin as adjusted (Non-GAAP) (1)	15.4%	13.5%	190	bps.	14.6%	13.5%	110	bps.

Diluted Income from Continuing Operations per Share (GAAP)	$0.54	$0.17	NM		$0.95	$0.45	NM
Männer short-term purchase accounting adjustments	0.02	—			0.09	—
Restructuring charges	0.03	—			0.06	—
CEO transition costs	—	—			—	0.12
April 2013 tax court decision	—	0.30			—	0.30
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$0.59	$0.47	25.5		$1.10	$0.87	26.4

	Full-Year 2013		Full-Year 2014 Outlook
Diluted Income from Continuing Operations per Share (GAAP)	$1.31		$2.03	to	$2.13
Männer short-term purchase accounting adjustments	0.07			0.13
Männer acquisition transaction costs	0.03			—
Restructuring charges	—			0.07
CEO transition costs	0.12			—
April 2013 tax court decision	0.30			—
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$1.83		$2.23	to	$2.33

NM - Not Meaningful

Notes:
(1) The Company has excluded the following from its "as adjusted" financial measurements: 1) short-term purchase accounting adjustments related to its Männer acquisition in 2014, 2) restructuring charges related to the closure of production operations at the Company's Associated Spring facility located in Saline, Michigan in 2014, 3) short-term purchase accounting adjustments and transaction costs related to its Männer acquisition in 2013, 4) CEO transition costs associated with the modification of outstanding equity awards in 2013 and 5) the tax charge associated with the April 2013 tax court decision in 2013. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.